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                                                                     EXHIBIT 5.1
Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson

                                October 18, 2002

Multimedia Games, Inc.
8900 Shoal Creek Boulevard, Suite 300
Austin, Texas 78757

     RE: REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8, to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable upon the exercise of Ad Hoc options granted by you as referred to therein (such option agreements being herein referred to collectively as the "Ad Hoc Plan"). As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

     It is our opinion that the Shares, when issued and paid for in accordance with the terms of the Ad Hoc Plan, will be legally and validly issued, fully paid, and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,

                                       /s/ HALL, ESTILL, HARDWICK, GABLE, GOLDEN
                                       & NELSON, P.C.